UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36740	77-0357827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(Address of principal executive offices, including zip code)

(415) 978-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective as of June 8, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of FibroGen, Inc. (the “Company”) approved an amendment to the Incentive Compensation Plan (the “Bonus Plan”). The Bonus Plan is designed to provide participants in the plan, including the Company’s executive officers, with an incentive in the form of a cash payment (an “Award”) to achieve specified corporate objectives selected by the Committee.

Under the Bonus Plan, the Committee, in consultation with the Board and management, will establish major corporate objectives and the relative weighting of such objectives (the “Corporate Goals”). Each participant shall have a target bonus based on a percentage of annual base salary. The actual bonus payout percentage and individual Awards are determined by the Committee based on its assessment of Corporate Goal achievement, and individual performance based on recommendations of management (other than the Chief Executive Officer). The maximum Award payable to an individual shall be one hundred fifty percent (150%) of an individual’s target bonus, and the minimum Award, if any is paid to an individual, shall be fifty percent (50%) of the Corporate Goal achievement.

The foregoing summary of the Bonus Plan is qualified in its entirety by reference to the full text of the Bonus Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s 2016 annual meeting of stockholders held on June 8, 2016, the stockholders voted on the two proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the 2016 annual meeting, filed with the Securities and Exchange Commission on April 22, 2016. The results of the matters voted upon at the meeting were:

(a)	All of the nominees of the Board were elected to hold office until the Company’s 2019 annual meeting of stockholders. The nominees were: (i) Rory B. Riggs: 37,429,262 shares of Common Stock voted for, 1,138,890 withheld, and 11,543,584 broker non-votes; (ii) Jeffrey L. Edwards: 38,457,256 shares of Common Stock voted for, 110,896 withheld, and 11,543,584 broker non-votes; (iii) Jorma Routti: 36,957,446 shares of Common Stock voted for, 1,610,706 withheld, and 11,543,584 broker non-votes; and (iv) Roberto P. Rosenkranz: 37,267,899 shares of Common Stock voted for, 1,300,253 withheld, and 11,543,584 broker non-votes.

The term of office of directors Thomas F. Kearns Jr., Kalevi Kurkijärvi, Ph.D., Julian N. Stern, and Toshinari Tamura, Ph.D. continues until the Company’s 2017 annual meeting of stockholders. The term of office of directors Thomas B. Neff, Jeffrey W. Henderson and James A. Schoeneck continues until the Company’s 2018 annual meeting of stockholders.

(b)	The stockholders ratified the selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its year ending December 31, 2016: 49,840,648 shares of Common Stock voted for, 217,977 against, and 53,111 abstaining.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Incentive Compensation Plan, effective as of June 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Dated: June 10, 2016

	By:	/s/ Michael Lowenstein
Michael Lowenstein
Chief Legal Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	FibroGen, Inc. Incentive Compensation Plan, effective as of June 8, 2016